SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

Windstream Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	1)	Title of each class of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Dear Stockholder:

I am pleased to invite you to join our Board of Directors, senior leadership and other associates at the Windstream 2014 Annual Meeting of Stockholders in Little Rock, Arkansas. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business to be conducted.

We have modified our proxy statement to make it more reader-friendly and to enhance the clarity of the information provided to you, including, most notably, a new Summary section. These improvements reflect our commitment to move beyond required disclosures and provide the information you need in a format that is easier to follow.

We are particularly pleased to offer a stockholder forum for the first time this year. The forum is a stockholder-only website enabling you to learn more about our company, vote your proxy, listen to the meeting live online, and submit questions for the Annual Meeting in advance. We encourage you to visit and utilize the online forum. You can find more details on page 9.

While I hope you can join me at the meeting, it is important that your shares be represented and voted, whether or not you attend in person. Please vote your shares by signing and returning your proxy or voting instruction card, using telephone or online voting, or visiting the stockholder forum. Instructions on how to vote are found on page 9. Not voting will constitute a vote AGAINST two important corporate governance proposals.

Thank you for your continued investment in our business.

John P. Fletcher
General Counsel and Secretary
March 25, 2014